UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2007

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 358-6869

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 31, 2007, Allscripts Healthcare Solutions, Inc. (“Allscripts”), through a newly-created, wholly-owned subsidiary formed as a Delaware corporation (“Purchaser”), acquired Extended Care Information Network, Inc., a Delaware corporation (“ECIN”), in a two-step transaction for aggregate consideration of $90 million in cash, less ECIN’s indebtedness (approximately $8.3 million) and acquisition expenses, subject to an additional payment (the “Working Capital Payment”) based on the level of ECIN’s positive working capital (including cash) at closing. The Working Capital Payment is currently expected to be approximately $5.0 million and will primarily be funded with acquired cash. In the first step, Allscripts, Purchaser, certain stockholders of ECIN (the “SPA Sellers”) and NICE Shareholder Representative, LLC, an Illinois limited liability company (the “Stockholder Representative”), as the representative of the SPA Sellers, entered into, and simultaneously closed on, a Stock Purchase Agreement dated as of December 31, 2007 (the “Stock Purchase Agreement”), pursuant to which Purchaser acquired approximately 92.17% of the outstanding capital stock of ECIN. In the second-step, immediately after closing the transactions contemplated by the Stock Purchase Agreement, Purchaser filed a certificate of ownership and merger (the “Certificate of Merger”) in the State of Delaware pursuant to Section 253 of the General Corporation Law of the State of Delaware, merging Purchaser with and into ECIN, with ECIN surviving the merger (the “Merger”). Upon the filing of the Certificate of Merger, Allscripts became the sole stockholder of ECIN. ECIN is a provider of hospital care management and discharge planning software.

The purchase price was funded by $50 million of borrowings under a new $60 million revolving credit facility (as discussed in more detail below) and cash on hand.

The Stock Purchase Agreement contains customary representations, warranties and covenants. Except for certain limited matters (including tax matters), the indemnification obligation of the stockholders of ECIN for breaches of ECIN’s representations and warranties will be subject to a $10,000 per claim threshold, a $370,000 aggregate deductible and an aggregate cap of approximately 7.5% of the final cash purchase price. Five percent of the final cash purchase price was placed in an escrow account to secure the indemnification obligation of the stockholders of ECIN. Representations and warranties will generally survive for 12 months after closing, subject to a longer survival period for certain limited matters (including tax matters).

Glen Tullman, Allscripts’ Chief Executive Officer and a member and chairman of Allscripts’ board of directors, was a member of ECIN’s board of directors and a stockholder of ECIN holding approximately 2.33% of ECIN’s common stock on a fully diluted basis. Mr. Tullman sold his ECIN Common Stock pursuant to the Stock Purchase Agreement and received the same per share consideration as the other SPA Sellers (equaling approximately 2.33% of the total consideration being paid to equityholders of ECIN).

A special committee of the Allscripts Board of Directors, comprised entirely of independent and disinterested directors with respect to the ECIN transaction, adopted and approved the Stock Purchase Agreement, the Merger and the transactions contemplated thereby. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. served as financial advisor to the special committee.

A copy of the Stock Purchase Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 2.1. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the Stock Purchase Agreement and the Merger. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Stock Purchase Agreement is, or should be construed as, a representation or warranty by Allscripts to any investor or covenant or agreement of Allscripts with any investor. The representations, warranties, covenants and agreements contained in the Stock Purchase Agreement are solely for the benefit of Allscripts, Purchaser, the stockholders of ECIN named therein, and the Stockholder Representative, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Credit Agreement

Simultaneously with the closing of the Stock Purchase Agreement and Merger, on December 31, 2007, Allscripts entered into a Credit Agreement (the “JP Morgan Credit Facility”) by and among Allscripts, Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC and ECIN as Borrowers, JPMorgan Chase Bank, N.A., as the sole administrative agent, J.P. Morgan Securities, Inc., as sole lead arranger, and certain other financial institutions from time to time named therein.

The JPMorgan Credit Facility provides for a total unsecured commitment of $60 million and matures on January 1, 2012. The JPMorgan Credit Facility is available in the form of letters of credit and revolving loans. As of December 31, 2007, $50 million in borrowings were outstanding and $0 million of letters of credit were outstanding under the Credit Facility. The proceeds received by Allscripts under the JPMorgan Credit Facility were used to finance the acquisition of ECIN described under Item 1.01 above.

The JPMorgan Credit Facility contains customary representations, warranties, covenants and events of default. The JPMorgan Credit Facility also contains certain financial covenants, including but not limited to, leverage and coverage ratios to be calculated on a quarterly basis. The interest rate for the JPMorgan Credit Facility will initially bear interest at LIBOR plus 0.80% and thereafter will be based upon Allscripts’ leverage ratio as of the last day of the most recently ended fiscal quarter or fiscal year, commencing with the date of delivery of Allscripts’ financial statements for the fiscal quarter ending June 30, 2008, pursuant to the terms of the JPMorgan Credit Facility.

A copy of the JPMorgan Credit Facility is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the JPMorgan Credit Facility is qualified in its entirety by reference to the full text of the JPMorgan Credit Facility.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the JPMorgan Credit Facility. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the JPMorgan Credit Facility is, or should be construed as, a representation or warranty by Allscripts to any investor or covenant or agreement of Allscripts with any investor. The representations, warranties, covenants and agreements contained in the JPMorgan Credit Facility are solely for the benefit of the parties named or specified therein, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the closing of the transactions contemplated by the Stock Purchase Agreement and the Certificate of Merger is hereby incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On January 2, 2008, Allscripts issued a press release announcing the acquisition of ECIN. In this press release, Allscripts disclosed that ECIN generated estimated revenues of approximately $19 million in 2007, approximately $7.1 million to $7.4 million of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), not accounting for deal-related expenses, and approximately $4.6 million to $4.9 million of Earnings Before Income Taxes. A reconciliation of EBITDA to Earnings Before Income Taxes is furnished as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described above under Item 1.01, on December 31, 2007, Allscripts borrowed $50 million under the JP Morgan Credit Facility. Proceeds of the borrowing were used to fund a portion of the consideration under the Stock Purchase Agreement and the Certificate of Merger.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the JPMorgan Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Allscripts intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

Allscripts intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.
Exhibit 2.1	Stock Purchase Agreement, dated as of December 31, 2007, by and among Allscripts Healthcare Solutions, Inc., Battleship Acquisition Corp., the Selling Parties thereto and NICE Shareholder Representative, LLC

Exhibit 10.1	Credit Agreement, dated December 31, 2007, by and among Allscripts Healthcare Solutions, Inc., Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC, Extended Care Information Network, Inc. each as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as lead arranger

Exhibit 99.1	Non-GAAP reconciliation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: January 7, 2008	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.
Exhibit 2.1	Stock Purchase Agreement, dated as of December 31, 2007, by and among Allscripts Healthcare Solutions, Inc., Battleship Acquisition Corp., the Selling Parties thereto and NICE Shareholder Representative, LLC

Exhibit 10.1	Credit Agreement, dated December 31, 2007, by and among Allscripts Healthcare Solutions, Inc., Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC, Extended Care Information Network, Inc. each as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as lead arranger

Exhibit 99.1	Non-GAAP reconciliation